UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2023

Commission File Number 000-54171

LNPR GROUP INC.

(Exact name of small business issuer as specified in its charter)

Colorado	26-1381565
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 S. Main St., Suite 1220, Salt Lake City, UT 84111

(Address of principal executive offices)

(801) 699-2928

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Appointment

On July 5, 2023, the members of the Board of Directors of LNPR Group Inc., a Colorado corporation (the “Company”), increased the members of the Board to three members and appointed Melissa Handley as a director to fill the vacancy left from the increase in members. There is no arrangement or understanding between Ms. Handley or any other persons, pursuant to which Ms. Handley was selected as a director

The following sets forth certain information concerning Ms. Handley’s past employment history, and her qualifications for service on the Board.

Melissa Handley

Ms. Handley, 55, has been employee benefits manager at Leavitt Group Enterprises since December 1986. As employee benefits manager, Ms. Handley is responsible for planning and directing the day-to-day operations of group benefits programs (group health, dental, vision, short-term disability, long-term disability, flexible spending plan, health savings account plan and other benefits) for around 2,700 employees.

Ms. Handley was appointed as a Director due to her extensive human resources experience.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LNPR Group Inc.

Date: July 11, 2023	By:	/s/ Mark Emerson
Mark Emerson, Chief Executive Officer

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